Exhibit 23


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement Numbers 33-31765, 33-64248, 33-35592, 33-61429, 33-32857, 333-40363, 333-51585 and
333-81351 of The Pep Boys - Manny, Moe & Jack and subsidiaries on Form S-8 of our report dated March 22, 2001, appearing in the Annual Report on Form 10-K of The Pep Boys - Manny, Moe & Jack and subsidiaries for the year ended February 3, 2001.

/s/ Deloitte & Touche LLP
Philadelphia, Pennsylvania
May 3, 2001